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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated May 12, 1995, on the March 31, 1995 financial statements of SEI Index Funds, included in the Post-Effective Amendment No. 17 to the Registration Statement on Form N-1A of SEI Index Funds (No. 2-97111), and to all references to our Firm included in or made part of Post-Effective Amendment No. 18 to Registration Statement File No. 2-97111.



/s/ Arthur Andersen LLP
Philadelphia, PA
 December 22, 1995